                                                                    Exhibit 4.3
                            INTERCREDITOR AGREEMENT

          INTERCREDITOR AGREEMENT (the "Agreement"), dated as of December 1, 1997, by and among Sheffield Steel Corporation, a Delaware corporation having its principal place of business at 220 North Jefferson, Sand Springs, Oklahoma 74063 (together with its successors and assigns, the "Company"), NationsBank, N.A., formerly known as NationsBank, N.A. (South), formerly known as NationsBank of Georgia, N.A., a national banking association with its chief executive office in Atlanta, Georgia (together with its successors and assigns, "NationsBank") and State Street Bank and Trust Company, a Massachusetts chartered trust company having an address at Goodwin Square, 225 Asylum Street, Hartford, Connecticut 06103, solely as trustee and collateral agent (in such capacity and together with its successors and assigns in such capacity, the "Trustee") for the First Mortgage Notes Secured Parties (as hereinafter defined).

                               R E C I T A L S :
                               - - - - - - - -

          1. Pursuant to that certain Receivable and Inventory Financing Agreement dated as of January 16, 1992 and amended as of the date hereof, between NationsBank and the Company (which agreement, together with the other agreements executed in connection therewith, and as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Revolving Credit Facility"), NationsBank agreed to make certain loans and advances from time to time to the Company under the Revolving Credit Facility.

          2. Pursuant to that certain indenture (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), dated as of the date hereof, between the Company and the Trustee, the Company is issuing its First Mortgage Notes due 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "First Mortgage Notes") in an aggregate principal amount not to exceed $150,000,000.

          3. To secure the payment and performance of the First Mortgage Noteholders Claim (as hereinafter defined), the Company has granted mortgage liens on and security interests in the First Mortgage Noteholders Collateral (as hereinafter defined) to the Trustee for the benefit of present and future holders of the First Mortgage Notes (the "First Mortgage Notes Secured Parties").

          4. To secure the payment and performance of the Bank Claim (as hereinafter defined), the Company has granted security interests in and liens on the Bank Collateral (as hereinafter defined) to and for the benefit of NationsBank.

          5. It is contemplated in the Indenture that the Company may from time to time enter into Permitted Bank Refinancings (as hereinafter defined).

          The parties hereto are executing and delivering this instrument to evidence their agreement in respect of their relative rights with respect to the Collateral (as hereinafter defined) and certain other rights, priorities and interests under the Revolving Credit Facility, the Indenture and the other documents executed in connection therewith.

                              A G R E E M E N T :
                              - - - - - - - - -

          In consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the parties hereby agree as follows:

                                I.  DEFINITIONS
                                    -----------

          Definitions.  Unless otherwise defined herein, the following terms
          -----------
shall have the meanings specified below:

          "Accounts" shall mean all of the Company's presently existing and
           --------
hereafter arising or acquired accounts, accounts receivable, margin accounts, futures positions, book debts, instruments, documents, contracts, contract rights, choses in action, notes, drafts, acceptances, chattel paper, and other forms of obligation now or hereafter owned or held by or payable to the Company relating in any way to Inventory or arising from the sale of Inventory or the rendering of services by the Company, together with all merchandise represented by any of the Accounts; all such merchandise that may be reclaimed or repossessed or returned to the Company; all of the Company's rights as an unpaid vendor, including stoppage in transit, reclamation, replevin, and sequestration; all pledged assets and all letters of credit, guaranty claims, liens, and security interests held by or granted to the Company to secure payment of any Accounts and which are delivered for or on behalf of any account debtor; and all customer lists, ledgers, books of account, records, computer programs, computer disks or tape files, computer printouts, computer runs and other computer prepared information relating to any of the foregoing.

          "Bank Claim" shall mean all "Obligations" of the Company to
           ----------
NationsBank as set forth in the Revolving Credit Facility, including all sums loaned, advanced to or for the benefit of the Company at any time, any interest thereon, any future advances, any costs of collection or enforcement, including, without limitation, reasonable attorneys' and paralegals' costs and fees, and any prepayment fees with respect thereto.

          "Bank Collateral" shall mean, collectively, the Accounts, Inventory
           ---------------
and Bank Intangibles and the Proceeds thereof, to the extent they do not constitute First Mortgage Noteholders Collateral.

          "Bank Intangibles" shall mean, to the extent the same relate to Bank
           ----------------
Collateral, all of the Company's now owned or hereafter acquired goodwill, confidential information, contract rights, choses in action, causes of action, consulting agreements, engineering contracts and rights to refunds or indemnification to the extent the foregoing relate to Bank Collateral, and insurance proceeds relating to Bank Collateral including business interruption proceeds, deposit accounts, letters of credit, documents, instruments, chattel paper, claims for tax or other refunds against any city, county, state, or federal government, or any agency or authority or other subdivision thereof relating to Bank Collateral, corporate or other business records relating to Bank Collateral and all other general intangibles relating to Bank Collateral.

          "Collateral" shall mean all of the First Mortgage Noteholders
           ----------
Collateral and Bank Collateral.

          "Enforcement Notice" shall mean a written notice delivered, at a time
           ------------------
when an "Event of Default" (as defined in the Indenture or the Revolving Credit Facility, respectively) or any event of default as set forth in the documents evidencing a Permitted Bank Refinancing has occurred and is continuing, by either the Trustee or NationsBank to the other Secured Parties announcing that an Enforcement is being commenced, specifying the relevant Event of Default (as defined in the Revolving Credit Facility or the Indenture, as applicable) or event of default (as set forth in the documents evidencing or securing such Permitted Bank Refinancing), stating the current amount of the First Mortgage Noteholders Claim (or the portion thereof held by the Secured Party giving such notice) or Bank Claim as of the date of such notice.

          "Enforcement Period" shall mean the period of time following the
           ------------------
giving by a Secured Party of an Enforcement Notice to the other Secured Party until either (i) the final payment or satisfaction in full of either the First Mortgage Noteholders Claim or the Bank Claim, or (ii) the Trustee and NationsBank agree in writing to terminate the Enforcement Period.

          "Enforcement" shall mean, collectively or individually, for either of
           -----------
NationsBank or the Trustee to make demand for payment or accelerate the indebtedness of the Company (other than any acceleration which may occur automatically upon the filing of a bankruptcy petition by the Company) held by such person, repossess any Collateral or commence the judicial or other enforcement of any of the rights and remedies of the Secured Party under the Indenture, the Revolving Credit Facility, the instruments evidencing any Permitted Bank Refinancing or any related mortgages, guaranties or agreements or applicable law.

          "Equipment" shall mean all of the Company's equipment, machinery,
           ---------
furniture, furnishings, fixtures, tools, supplies, and motor vehicles and rolling stock, of every kind and description, now or at any time hereafter owned by and in the custody or possession, actual or constructive, of the Company, wherever located, together with any and all parts, improvements, additions, replacements, accessions, and substitutions thereto or therefor, and all licenses and other rights of the Company relating thereto, whether in the possession and control of the Company, or in the possession and control of a third party for the account of the Company, and all maintenance and warranty records relating thereto.

          "First Mortgage Noteholders Claim" shall mean all obligations of the
           --------------------------------
Company to the Trustee and the First Mortgage Notes Secured Parties under the Indenture, the First Mortgage Notes and any mortgage or other security instruments securing the Company's obligations in respect of the First Mortgage Notes, including in each case, without limitation, all principal and interest owing by the Company, any future advances, any costs of collection or enforcement, and reasonable attorneys' and paralegals' costs and fees.

          "First Mortgage Noteholders Collateral" shall mean, collectively, the
           -------------------------------------
Real Property, Equipment, First Mortgage Noteholders Intangibles, and Intellectual Property, and the Proceeds thereof, to the extent they do not constitute Bank Collateral.

          "First Mortgage Noteholders Intangibles" shall mean, to the extent the
           --------------------------------------
same relate to or arise out of the First Mortgage Noteholders Collateral, all of the Company's now owned or hereafter acquired goodwill, service marks, service mark applications, descriptions, name plates, choses in action, causes of action, catalogs, contract rights, confidential information, consulting agreements and engineering contracts, and rights to refund or indemnification relating to First Mortgage Noteholders Collateral, insurance proceeds relating to First Mortgage Noteholders Collateral (other than business interruption insurance proceeds), income tax refunds relating to First Mortgage Noteholders Collateral, claims for tax or other refunds against any city, county, state, or federal government, or any agency or authority or other subdivision thereof relating to First Mortgage Noteholders Collateral, lease agreements relating to First Mortgage Noteholders Collateral, corporate or other business records relating to First Mortgage Noteholders Collateral and all other general intangibles relating to First Mortgage Noteholders Collateral.

          "Intellectual Property" shall mean all present and future designs,
           ---------------------
patents, patent rights and applications therefor, trade names, inventions, copyrights and applications and registrations therefor, license rights, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, now owned or hereafter acquired by the Company.

          "Inventory" shall mean all now owned or hereafter acquired inventory
           ---------
of the Company including, without limitation, all merchandise, raw materials, parts, supplies, work-in-process and finished products intended for sale or lease, of every kind and description now or at any time hereafter owned by the Company, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of the Company's custody or possession and items in transit and including any returns and repossessions upon any accounts, documents, instruments or chattel paper relating to or arising from the sale of inventory (as such documents, instruments or chattel paper relate to the sale of such inventory), and including, without limitation, all other classes of merchandise, materials, parts, supplies, work-in-process, inventories and finished products intended for sale by the Company and all substitutions therefor or replacements thereof, and all additions and accessions thereto.

          "Permitted Bank Refinancing" means any amendment, supplement,
           --------------------------
refinancing or replacement of the Revolving Credit Facility as permitted by the Indenture in accordance with the definition of "Revolving Credit Facility" therein that is secured by a lien on the Bank Collateral; provided, however,
                                                          --------  -------
that a representative of the lenders thereunder executes a supplement to this Agreement under which it agrees to be bound as the lender under the Revolving Credit Facility for all purposes hereunder, and agrees to comply with all the terms hereof.

          "Proceeds" shall have the meaning assigned to the term "proceeds"
           --------
under the UCC and, in any event, shall include, without limitation, any and all
(i) proceeds of any insurance, indemnity or warranty payable to the Trustee, to NationsBank or to the Company from time to time with respect to any of the Collateral, (ii) payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of a11 or any part of the Collateral by any governmental authority (or any person acting under color of a governmental authority), (iii) products of the Collateral and (iv) other amounts from time to time paid or payable under or in connection with any of the Collateral.

          "Real Property" shall mean the real property described on Schedule I
           -------------                                            ----------
and Schedule II hereto and mortgaged to the Trustee pursuant to certain
    -----------
mortgages to be recorded as soon as practicable following the execution and delivery of this Agreement and all other real property mortgaged to the Trustee, and all improvements and fixtures on and interests in such real property, including, without limitation, such improvements and fixtures on and interests in such real property as to which security interests are perfected by UCC-1 financing statements for fixtures.

          "Secured Party" shall mean the Trustee (for the benefit of the First
           -------------
Mortgage Notes Secured Parties) or NationsBank.

          "UCC" shall mean the Uniform Commercial Code as in effect in any
           ---
relevant jurisdiction.

                         II.  INTERCREDITOR PROVISIONS
                              ------------------------

          2.1  Liens.  Notwithstanding the date, manner or order of perfection
               -----
of the security interests and liens granted to NationsBank or the Trustee, and notwithstanding any provisions of the UCC, or any applicable law or decision or the Revolving Credit Facility, the Indenture or any instruments evidencing any Permitted Bank Refinancing, or whether NationsBank or the Trustee holds possession of all or any part of the Collateral, or the granting provisions of any mortgage or security instrument or the provisions of any financing statement, the following, as between NationsBank and the Trustee, shall be the relative rights with respect to the various security interests and liens of NationsBank and the Trustee in the Collateral:

          (a) NationsBank shall have a first and prior security interest in or lien on the Bank Collateral and the Trustee shall have no lien thereon or security interest therein.

          (b) The Trustee shall have a first and prior security interest in or mortgage lien on the First Mortgage Noteholders Collateral and NationsBank shall have no lien thereon or security interest therein.

          The priorities herein and provisions hereof shall apply to any judgment liens obtained by the Secured Parties.

          2.2  Distribution of Proceeds of Collateral.  All Proceeds of
               --------------------------------------
Collateral shall be distributed in accordance with the following procedure:

          (a) Proceeds of the First Mortgage Noteholders Collateral shall be applied to the First Mortgage Noteholders Claim. After the First Mortgage Noteholders Claim is paid in full or otherwise satisfied, any remaining proceeds of the First Mortgage Noteholders Collateral shall be paid over to the Company or as otherwise required by applicable law.

          (b) Proceeds of the Bank Collateral shall be applied to the Bank Claim. After the Bank Claim is paid in full or otherwise satisfied, any remaining proceeds of the Bank Collateral shall be paid over to the Company or as otherwise required by applicable law.

          2.3  Enforcement Actions.  NationsBank agrees not to commence
               -------------------
Enforcement with respect to the Revolving Credit Facility and/or any security instrument relating thereto or any instrument evidencing or securing any Permitted Bank Refinancing until an Enforcement Notice has been given to the Trustee. The Trustee agrees not to commence Enforcement with respect to the Indenture, the First Mortgage Notes, and/or any security instrument relating thereto until an Enforcement Notice has been given to NationsBank. NationsBank, on the one hand, and the Trustee, on the other hand, agree that during an Enforcement Period:

          (a) NationsBank may, at its option, take any action to accelerate payment of the Bank Claim and to foreclose or realize upon or enforce any of its rights with respect to the Bank Collateral, without the prior written consent of the Trustee.

          (b) The Trustee may, at its option, take any action to accelerate payment of the First Mortgage Noteholders Claim and to foreclose or realize upon or enforce any of its rights with respect to the First Mortgage Noteholders Collateral, without the prior written consent of NationsBank.

          (c) For up to one hundred twenty (120) days following the issuance of an Enforcement Notice, NationsBank may (i) enter upon any or all of the Company's premises, whether leased or owned, without force or process of law and without obligation to pay rents, royalties or compensation to the Trustee or the Company (except that NationsBank shall pay any rents required to be paid by lessors of leased Real Property used or occupied by NationsBank); and (ii) use the Equipment, Intellectual Property, First Mortgage Noteholders Intangibles and the Real Property to the extent necessary or desirable to complete the manufacture of the Inventory, collect the Accounts and sell or otherwise dispose of the Bank Collateral. In the event any occurrence beyond the reasonable control of NationsBank shall prevent or otherwise prohibit NationsBank or its designees from taking any action with respect to the Bank Collateral as contemplated in this subsection 2.3(c), including, without limitation, any bankruptcy, insolvency or similar proceeding with respect to the Company or its properties, such 120-day period shall be extended by the number of days that NationsBank's or its designees' access to the Bank Collateral shall have been prevented thereby; if NationsBank has entered upon the Company's premises as provided herein, it shall use its best efforts to complete as expeditiously as is commercially reasonable its use of such premises, and the Trustee and their designees shall have unrestricted access to the First Mortgage Noteholders Collateral for the purpose of evaluating the First Mortgage Noteholders Collateral and showing it to potential purchasers. Nothing herein shall prohibit NationsBank from abandoning Bank Collateral.

          2.4  Additional Credit Extensions.  Subject to any restrictions on the
               ----------------------------
Company contained in the Indenture, the Revolving Credit Facility or the instruments evidencing or securing any Permitted Bank Refinancing, any Secured Party shall have the right, without the consent of the other, to extend credit to the Company in excess of the maximum amounts set forth in the Revolving Credit Facility, the Indenture or the instruments evidencing or securing any Permitted Bank Refinancing, as applicable, and whether under such agreements or under any other agreements with the Company, secured by the Bank Collateral or the First Mortgage Noteholders Collateral, as the case may be, and otherwise having the same rights as herein contained. Notwithstanding the foregoing, if any such advance(s) are secured by collateral other than the Collateral, the Secured Party making such advances shall have no obligation to marshal the assets of the Company before enforcing its rights in the Collateral hereunder. Each Secured Party shall use its best efforts to give to the others notice of its intent to extend additional credit, but the failure to do so shall not affect the validity of the extension of such credit, create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party.



          2.5  Notices of Default.  NationsBank, on the one hand, and the
               ------------------
Trustee, on the other hand, agree to use their best efforts to give to the other copies of any notice of the occurrence or existence of an Event of Default or any event of default under the instruments evidencing or securing any Permitted Bank Refinancing sent to the Company simultaneously with the sending of such notice to the Company, but the failure to do so shall not affect the validity of such notice or create a cause of action against the Secured Party failing to give such notice or create any claim or right on behalf of any third party. The sending of such notice shall not give the recipient the obligation to cure such Event of Default or event of default.

          2.6  Agent for Perfection; Actions with Respect to Collateral.
               --------------------------------------------------------
NationsBank and the Trustee hereby appoint each other as agent for purposes of perfecting their respective security interests in and liens on Collateral which is of a type such that perfection of a security interest therein may be accomplished only by possession thereof by the secured party. To the extent that either the Trustee, on the one hand, or NationsBank, on the other hand, obtains possession of the other's Collateral, the Secured Party having possession shall notify the other Secured Party of such fact and shall deliver such Collateral to the Secured Party having the claims in respect thereof under
Section 2.1 upon request of such Secured Party.

          2.7  Insurance.  Notwithstanding anything to the contrary herein or in
               ---------
any agreement referred to herein, the Company shall obtain satisfactory lender's loss payable endorsements naming the Secured Parties, as their interests may appear, with respect to policies which insure Collateral, or with such other designation as NationsBank, on the one hand, and the Trustee, on the other hand, may agree. Each of NationsBank, on the one hand, and the Trustee, on the other hand, shall have the sole and exclusive right, as against the other, to adjust settlement of such insurance policy in the event of any loss to its Collateral and to exercise the rights provided in any security instrument to waive or amend insurance requirements or to give consents relating to the application of any proceeds of insurance, including, without limitation, consents relating to restoration of Collateral following a casualty. All proceeds of such policy shall be paid to the Secured Party named in the applicable loss payable endorsement and having the claim as set forth herein and disbursed in accordance with the applicable provisions of the relevant governing documents.

          2.8  UCC Notices.  In the event that any Secured Party shall be
               -----------
required by the UCC or any other applicable law to give notice to any other Secured Party of any intended disposition of Collateral, such notice shall be given in accordance with Section 3.1 hereof and five (5) days' notice shall be deemed to be commercially reasonable.

                              III.  MISCELLANEOUS
                                    -------------

          3.1  Notices.  All notices hereunder shall be effective upon receipt,
               -------
and shall be in writing and sent by certified mail, return receipt requested, courier service guaranteeing same or next day delivery, telecopy with confirmed receipt, telegram or telex, to: (a) the Company, at the address set forth above, Attention: President, (b) NationsBank, at the address set forth above,
Attention:  Craig A. Reese, or (c) the Trustee, at the address set forth above,
Attention: Corporate Trust Administration or to such other address or person as any of the parties hereto may designate in writing to the other parties.

          3.2  Contesting Liens or Security Interest.  Neither NationsBank, on
               -------------------------------------
the one hand, nor the Trustee, on the other hand, shall contest the validity, perfection or enforceability of any lien or security interest granted to the other.

          3.3  No Additional Rights for Company Hereunder.  If any Secured Party
               ------------------------------------------
shall enforce its rights or remedies in violation of the terms of this Agreement, the Company agrees that it shall not raise such violation as a defense to the enforcement by any other Secured Party under the Revolving Credit Facility, the Indenture and/or any instrument evidencing or securing any Permitted Bank Refinancing, nor assert such violation as a counterclaim or basis for setoff or recoupment against any Secured Party.

          3.4  Independent Credit Investigations.  None of NationsBank, the
               ---------------------------------
Trustee or their respective directors, officers, agents or employees, shall be responsible to the other or to any other person, firm or corporation, for the Company's solvency, financial condition or ability to repay the Bank Claim or the First Mortgage Noteholders Claim, or for statements of the Company, oral or written, or for the validity, sufficiency or enforceability of the Bank Claim, the First Mortgage Noteholders Claim, the Revolving Credit Facility, the Indenture, the instruments evidencing any Permitted Bank Refinancing or any liens or security interests granted by the Company in connection therewith.
Each Secured Party has entered into its respective financing agreements with the Company based upon its own independent investigation, and makes no warranty or representation to the other Secured Party except as expressly stated in this Agreement nor does it rely upon any representation of any other Secured Party with respect to matters identified or referred to in this Section.

          3.5  Amendments to Financing Arrangements or to this Agreement.
               ---------------------------------------------------------
NationsBank, on the one hand, and the Trustee, on the other hand, shall each use their best efforts to notify the other of any amendment or modification to the Revolving Credit Facility or any related security instrument, or the Indenture or any related security instrument or the instruments evidencing or securing any Permitted Bank Refinancing, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. NationsBank, on the one hand, and the Trustee, on the other hand, shall, upon request of the other or others, provide copies of all such modifications or amendments and copies of all other documentation relevant to the Collateral.

All modifications or amendments of this Agreement must be in writing and duly executed by an authorized officer of each party to be binding and enforceable.

          3.6.  Limitation of Liability.  Except as provided in this Agreement,
                -----------------------
neither NationsBank, on the one hand, nor the Trustee, on the other hand, shall have any liability to the other or others except for gross negligence or willful misconduct.

          3.7  Marshalling of Assets.  NationsBank hereby waives any and all
               ---------------------
rights to have the First Mortgage Noteholders Collateral, or any part thereof, marshalled upon any foreclosure of any liens of the Trustee. The Trustee hereby waives any and all rights to have the Bank Collateral, or any part thereof, marshalled upon any foreclosure of any liens of NationsBank.

          3.8  Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the respective successors and assigns of each of the parties hereto, but does not otherwise create, and shall not be construed as creating, any rights enforceable by any other person not a party to this Agreement.

          3.9.  Governing Law.  This Agreement shall be governed as to validity,
                -------------
interpretation, enforcement and effect by the laws of the Commonwealth of Massachusetts.

          3.10  Information.  Upon the request of either the NationsBank, on the
                -----------
one hand, or the Trustee, on the other hand, each of the Secured Parties shall use its best efforts to provide the others with all information received from the Company and relating to the transactions contemplated by the Revolving Credit Facility, the Indenture and any Permitted Bank Refinancing and with any credit or other information with respect to any of the Collateral except as prohibited by the Indenture; but the failure of the Secured Parties to provide such information shall not create a cause of action against the party failing to give such information or create any claim or right on behalf of any third party.

          3.11.  Release of Prior Agreement.  The provisions of that certain
                 --------------------------
intercreditor agreement dated as of November 1, 1993, as amended to date, are hereby terminated and of no further force or effect.

          3.12  Permitted Bank Refinancing.  The Company shall have the right
                --------------------------
from time to time to effect a Permitted Bank Refinancing. Each of NationsBank and the Trustee shall cooperate in all reasonable respects upon request made from time to time by the Company to accomplish and document any Permitted Bank Refinancing. Such cooperation shall include, in the case of the Trustee, without limitation, (i) the execution and delivery of estoppel letters and counsel opinions, in customary form, as may be reasonably requested by the Company or the counterparty to any Permitted Bank Refinancing or any title insurer in connection therewith, (ii) the execution and delivery of an appropriate amendment and/or supplement to this Agreement (including, without limitation, to the extent reasonably required, amendments to the definitions of "Bank Claim" and "NationsBank"), and of any related certificates, notices or other instruments reasonably requested to be executed in connection with such Permitted Bank Refinancing and (iii) attendance at meetings related to, and any closing of, a Permitted Bank Refinancing. Notwithstanding the foregoing, no action requested and no document required to be executed and delivered hereunder shall adversely affect the Trustee's substantive rights hereunder. All reasonable expenses incurred by any Secured Party in complying with the provisions of this Section shall be reimbursed by the Company.

          3.13   Termination.  The Agreement will terminate contemporaneously
                 -----------
with the earlier to occur of (i) the termination of the Indenture, when all of the First Mortgage Notes have been repaid in full and all of the obligations of the Company under the Indenture have terminated or (ii) all of the Company's obligations now or hereafter evidenced by the Revolving Credit Facility or the documents evidencing or securing any Permitted Bank Refinancing shall have been repaid in full and terminated in accordance with the terms thereof.

          3.14   Further Assurances.  Each of the parties hereto shall execute
                 ------------------
and file all such further documents and instruments, and perform such other acts, as may be necessary or advisable to effectuate the purposes of this Agreement.

          3.15   Inconsistent Provisions.  If any provision of this Agreement
                 -----------------------
shall be inconsistent with, or contrary to, any provision in the Revolving Credit Facility, the Indenture, the First Mortgage Notes, the documents evidencing or securing any Permitted Bank Refinancing or any other instrument delivered in connection with the transactions contemplated thereby, the applicable provision in this Agreement shall be controlling and shall supersede such inconsistent provision to the extent necessary to give full effect to all provisions contained in this Agreement.

          3.16   CONSENT TO JURISDICTION.  THE PARTIES HERETO HEREBY CONSENT TO
                 -----------------------
THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT, SUBJECT TO THE TRUSTEE'S OR NATIONSBANK'S ELECTION, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO ACCEPTS FOR AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, IN ANY SUCH ACTIONS OR PROCEEDINGS THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, WITH ANY JUDGMENT SUBJECT TO RIGHTS OF APPEAL IN THE JURISDICTIONS SET FORTH ABOVE.

          3.17   Authority.  Each of the parties represents and warrants to all
                 ---------
other parties hereto that the execution, delivery and performance by or on behalf of such party to this Agreement has been duly authorized by all necessary action, corporate or otherwise, does not violate any provision of law, governmental regulation, or any Agreement or instrument by which such party is bound, and requires no governmental or other consent that has not been obtained and is not in full force and effect.

          3.18   Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts, each counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

          3.19   Severability of Provisions.  Any provision of this Agreement
                 --------------------------
that is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          3.20   Headings.  The article and section headings used in this
                 --------
Agreement are for convenience of reference only and shall not effect the construction of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as an instrument under seal as of the date and year first above written.

                              NATIONSBANK, N.A.,

                              By: /s/ Craig A. Reese
                                  ------------------
                                  Name:
                                  Title:

                              STATE STREET BANK AND TRUST COMPANY, as Trustee
                                and Collateral Agent

                              By: /s/ E.C. Hammer
                                  -----------------
                                  Name:
                                  Title:

          The undersigned hereby acknowledge and agrees to the foregoing terms and provisions. By executing this Agreement, the undersigned agree to be bound by the provisions hereof as they relate to the relative rights of the Trustee and NationsBank as among such parties; provided, however, that nothing in this
                                       --------  -------
Agreement shall amend, modify, change or supersede the respective terms of the Indenture or the Revolving Credit Facility or the documents evidencing or securing any Permitted Bank Refinancing (or any other document to which the undersigned may be parties) as between each party and the undersigned as a borrower and/or guarantor, and in the event of any conflict or inconsistency between the terms of this Agreement and the Indenture or the Revolving Credit Facility or the documents evidencing or securing any Permitted Bank Refinancing (or any such other documents as the case may be), the terms of the Indenture, the Revolving Credit Facility or the documents evidencing or securing any Permitted Bank Refinancing, as the case may be, shall govern the relationship between each such party and the undersigned, as borrower. The undersigned further agrees that the terms of this Agreement shall not give the undersigned any substantive rights vis-a-vis the holders of the First Mortgage Notes, the Trustee or NationsBank.

                         SHEFFIELD STEEL CORPORATION

                         By: /s/ Stephen R. Johnson
                             ------------------------------------------
                             Name:   Stephen R. Johnson
                             Title:   Vice President and Chief Financial Officer

State of Georgia  )
                  ) ss:
County of Fulton  )

          This instrument was acknowledged before me on this 3rd day of December, 1997, by Craig Reese as Vice President of NationsBank, N.A., a national banking association.

My Commission expires:      9/18/98

                            /s/                      Lisa Limmons
________________________    ----------------------------------------------
       (Seal)                                        Notary Public




State of New York   )
                    ) ss:
County of New York  )

          This instrument was acknowledged before me on this 4th day of December, 1997, by Elizabeth C. Hammer as Vice President of State Street Bank and Trust Company, a Massachusetts chartered trust company.

My Commission expires:

                              /s          Christina Tabacco
________________________     ---------------------------------------------
       (Seal)                             Notary Public

State of New York   )
                    ) ss:
County of New York  )

          This instrument was acknowledged before me on this 4th day of December, 1997, by Stephen R. Johnson as Vice President of Sheffield Steel Corporation, a Delaware corporation.

My Commission expires:

                              /s/         Christina Tabacco
_________________________     -------------------------------------------
          (Seal)                          Notary Public

                                  SCHEDULE A
                                  ----------

                               LEGAL DESCRIPTION